UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

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          Date of Report (Date of earliest event reported):
                          September 27, 2006


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------   -------------------
   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
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       (Address of principal executive               (Zip Code)
                   offices)

                                  (412) 433-1121
                          ------------------------------
                         (Registrant's telephone number,
                               including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 27, 2006, United States Steel Corporation (the "Corporation") entered into a Second Amended and Restated Receivables Purchase Agreement (the "New RPA") and a First Amendment to the Purchase and Sale Agreement dated September 27, 2006 (the "Amendment"). These agreements amend the Corporation's existing receivables program to extend the term to September 27, 2009 and provide for the issuance of letters of credit. This program initially provides up to $500 million in liquidity for the Corporation through the sale of trade accounts receivable into a commercial paper conduit program.

The New RPA is filed herewith as Exhibit 10.1.

The Amendment is filed herewith as Exhibit 10.2

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

     10.1 Second Amended and Restated Receivables Purchase Agreement, dated as of September 27, 2006 by and among U. S. Steel Receivables LLC, as Seller; United States Steel Corporation, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers, LC Banks and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent.

     10.2 First Amendment to the Purchase and Sale Agreement dated as of September 27, 2006 by and among United States Steel Corporation and
          U. S. Steel Receivables LLC.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Larry G. Schultz
     --------------------
     Larry G. Schultz
     Vice President & Controller



Dated:  September 28, 2006